Align Technology Announces Record Fourth Quarter and Fiscal 2013 Results

SAN JOSE, CA -- (Marketwired - January 30, 2014) - Align Technology, Inc. (NASDAQ: ALGN)

  Q4 Net revenues of $178.3 million increased 24.8% year-over-year
  Q4 Invisalign clear aligner net revenues of $166.2 million increased 25.1% year-over-year
  Q4 GAAP Earnings per diluted share (EPS) of $0.51
  2013 Net revenues of $660.2 million, increased 17.9% year-over-year
  2013 GAAP diluted EPS was $0.78, non-GAAP diluted EPS was $1.54

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the fourth quarter and fiscal year ended December 31, 2013.

Consolidated net revenues and net profit for both the fourth quarter and fiscal year were each records for the Company.

Total net revenues for the fourth quarter of 2013 (Q4'13) was a record $178.3 million. This is compared to net revenues of $164.5 million reported in the third quarter of 2013 (Q3'13) and $142.8 million in the fourth quarter of 2012 (Q4'12). Q4'13 clear aligner net revenues was $166.2 million, compared to $153.5 million in Q3'13 and $132.8 million in Q4'12. Clear aligner case shipments in Q4'13 were 111.1 thousand, compared to 106.9 thousand in Q3'13 and 90.5 thousand in Q4'12. Q4'13 scanner and CAD/CAM services net revenues was a $12.1 million, compared to $11.0 million in Q3'13 and compared to $10.0 million in Q4'12.

For fiscal 2013 (FY'13), net revenues was $660.2 million, an increase of 17.9% from $560.0 million reported for fiscal 2012 (FY'12). FY'13 clear aligner net revenues of $614.6 million increased 19.0% from $516.6 million for FY'12. FY'13 clear aligner case shipments of 422.3 thousand increased 16.2% from 363.5 thousand for FY'12. FY'13 scanner and CAD/CAM services net revenues was $45.6 million compared to $43.5 million in FY'12.

"The fourth quarter was a solid finish to the year for Align and we're pleased to have delivered better than expected revenue, operating margins and earnings, driven by strong Invisalign growth from our international doctors in Europe and Asia Pacific," said Thomas M. Prescott, Align president and CEO. "While North American Invisalign case shipments were sequentially flat, Invisalign case receipts were softer than expected in December, as many Orthodontist and GP Dentist practices had fewer days in office due to the timing of the four major holidays between Thanksgiving and New Year's Day. However, January receipts are improving and it appears that doctors and their patients are getting back to business."

Net profit for Q4'13 was $42.4 million, or $0.51 per diluted share. This is compared to net profit of $34.5 million, or $0.42 per diluted share in Q3'13, and net profit of $9.6 million, or $0.12 per diluted share in Q4'12. Q4'12 net profit included a goodwill impairment charge of $11.9 million.

Net profit for FY'13 was $64.3 million or $0.78 per diluted share. This compares to net profit for FY'12 of $58.7 million or $0.71 per diluted share. Net profit in FY'13 and FY'12 included $63.2 million and $34.7 million, respectively, of various charges, net of tax, related to the impairment of goodwill and intangible assets and other non-recurring items. Excluding these charges, non-GAAP net profit for FY'13 was $127.5 million compared with non-GAAP net profit in FY'12 of $93.4 million (see "About Non-GAAP Financial Measures").

As of December 31, 2013, the Company had $472.0 million in cash, cash equivalents, and short and long-term marketable securities compared to $356.1 million as of December 31, 2012.

To supplement our consolidated financial statements, we provide the following GAAP and non-GAAP financial measures. Detailed reconciliations between GAAP and non-GAAP information are contained in the tables following the financial tables of this release. Starting in fiscal 2013, amortization of acquired intangible assets is no longer excluded as a non-GAAP measure. This expense is included in GAAP gross profit, operating expenses, operating profit and net profit for the periods presented below and therefore is no longer a reconciling item.

Operating Results Summary ($M except for per share amounts and percentages)

Key GAAP Operating Results            Q4'13   Q3'13   Q4'12   FY'13   FY'12
                                     ------  ------  ------  ------  ------
Net Revenues                         $178.3  $164.5  $142.8  $660.2  $560.0
  - Clear Aligner                    $166.2  $153.5  $132.8  $614.6  $516.6
  - Scanner and CAD/CAM Services     $ 12.1  $ 11.0  $ 10.0  $ 45.6  $ 43.4

Gross Margin                           76.5%   76.0%   74.5%   75.4%   74.3%
  - Clear Aligner                      79.8%   79.9%   78.8%   78.9%   78.6%
  - Scanner and CAD/CAM Services       31.1%   22.2%   18.5%   29.1%   24.0%

Operating Expenses                   $ 83.6  $ 83.6  $ 89.4  $403.9  $330.8
Operating Margin                       29.7%   25.2%   12.0%   14.3%   15.3%
Net Profit                           $ 42.2  $ 34.5  $  9.6  $ 64.3  $ 58.7
EPS                                  $ 0.51  $ 0.42  $ 0.12  $ 0.78  $ 0.71

Key Non-GAAP Operating Results        Q4'13   Q3'13   Q4'12   FY'13   FY'12
                                     ------  ------  ------  ------  ------
Non-GAAP Gross Margin                  76.5%   76.0%   74.5%   75.4%   74.5%
  - Non-GAAP Clear Aligner             79.8%   79.9%   78.8%   78.9%   78.6%
  - Non-GAAP Scanner and CAD/CAM
   Services                            31.1%   22.2%   18.5%   29.1%   25.7%

Non-GAAP Operating Expenses          $ 83.6  $ 83.6  $ 77.5  $336.9  $292.9
Non-GAAP Operating Margin              29.7%   25.2%   20.3%   24.4%   22.2%
Non-GAAP Net Profit                  $ 42.2  $ 34.5  $ 21.5  $127.5  $ 93.4
Non-GAAP EPS                         $ 0.51  $ 0.42  $ 0.26  $ 1.54  $ 1.13
EBITDA                               $ 56.9  $ 45.8  $ 21.7  $110.0  $102.1
Adjusted EBITDA                      $ 56.9  $ 45.8  $ 33.6  $177.0  $140.7

Stock-based Compensation (SBC)        Q4'13   Q3'13   Q4'12   FY'13   FY'12
                                     ------  ------  ------  ------  ------
Total SBC Expense                    $  5.2  $  7.6  $  6.0  $ 26.5  $ 21.4
  - SBC included in Gross Margin     $  0.7  $  0.7  $  0.5  $  2.6  $  1.8
  - SBC included in Operating
   Expenses                          $  4.5  $  6.9  $  5.5  $ 23.9  $ 19.6

Business Highlights
The following list highlights the Company's key strategic announcements over the past year:

  Align announced the new iTero imaging system available as a single hardware platform with software options for restorative or orthodontic procedures.
  Align announced the commercial availability of the Invisalign Outcome Simulator, the Company's first chair-side application designed to preview an Invisalign treatment after creating a digital impression with an iTero scanner.
  Align announced the commercial availability of SmartTrack™, the next generation of Invisalign clear aligner material. SmartTrack is a highly elastic, proprietary new aligner material that delivers a gentle, more constant force to improve control of tooth movements with Invisalign clear aligner treatment.
  Align announced the acquisition of its distributor for Invisalign products in the Asia Pacific region, marking the transitioning of Australia, New Zealand, Hong Kong, Singapore, Macau and Malaysia to a direct sales region.
  Align and Henry Schein Dental announced the introduction of Realine™, an entry level, five-stage clear aligner product designed for very minor crowding and spacing issues.
  Align announced the upcoming release of Invisalign G5 innovations, specifically designed for the treatment of deep bite malocclusions.

Q1 Fiscal 2014 Business Outlook
For the first quarter of 2014 (Q1'14), Align Technology provides the following guidance:

  Net revenues in a range of $175.2 million to $179.6 million, which reflects a year-over-year increase of 14% to 17%.
  Clear aligner case shipments in a range of 110.1 to 113.1 thousand cases.
  EPS in a range of $0.32 to $0.34.

Align Web Cast and Conference Call
Align Technology will host a conference call today, January 30, 2014 at 4:30 p.m. ET, 1:30 p.m. PT, to review its fourth quarter 2013 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align Technology's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13573937 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on February 7, 2014.

About Align Technology, Inc.
Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign system, which provides dental professionals with a range of treatment options for adults and teenagers. The Company also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998. Visit www.aligntech.com for more information.

For additional information about Invisalign or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about iTero, please visit www.itero.com

About Non-GAAP Financial Measures
To supplement our consolidated financial statements and our business outlook, we may use from time to time the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP net profit and non-GAAP earnings per share, which exclude, as applicable, acquisition and integration related costs, severance and benefit costs, impairment of goodwill, impairment of long-lived assets and any related income tax adjustments, and EBITDA and adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation, or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our "core operating performance." Management believes that "core operating performance" represents Align's performance in the ordinary, on-going and customary course of its operations. Accordingly, management excludes from "core operating performance" certain expenditures and other items that may not be indicative of our operating performance including discrete cash and non-cash charges that are infrequent, or one-time in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making, and (2) they are provided to and used by our institutional investors and the analyst community to facilitate comparisons with prior and subsequent reporting periods. A reconciliation of the GAAP and non-GAAP financial measures for the quarter and year and a more detailed explanation of each non-GAAP financial measure and its uses are provided in the footnotes to the table captioned "Reconciliation of GAAP to non-GAAP Key Financial Metrics" and "Business Outlook Summary" included at the end of this release.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the first quarter of 2014, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, case shipments and cash, cash equivalents and short-term and long-term investments. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and the CAD/CAM services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements, the loss of key personnel and impairments in the book value of goodwill or other intangible assets. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which was filed with the Securities and Exchange Commission on March 1, 2013. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                         Three Months Ended              Year Ended
                     --------------------------  --------------------------
                     December 31,  December 31,  December 31,  December 31,
                         2013          2012          2013          2012
                     ------------  ------------  ------------  ------------

Net revenues         $    178,292  $    142,840  $    660,206  $    560,041

Cost of net revenues       41,816        36,362       162,100       143,653
                     ------------  ------------  ------------  ------------

Gross profit              136,476       106,478       498,106       416,388

Operating expenses:
  Sales and
  marketing                44,694        37,769       180,046       152,041
  General and
  administrative           27,889        28,001       112,752        99,295
  Research and
  development              10,970        11,711        44,082        42,869
  Impairment of
  goodwill                      -        11,926        40,694        36,591
  Impairment of
  long-lived assets             -             -        26,320             -
                     ------------  ------------  ------------  ------------
Total operating
expenses                   83,553        89,407       403,894       330,796

Operating profit           52,923        17,071        94,212        85,592

Interest and other
income (expense),
net                          (199)         (672)       (1,073)       (1,296)
                     ------------  ------------  ------------  ------------

Profit before income
taxes                      52,724        16,399        93,139        84,296

Provision for income
taxes                      10,302         6,840        28,844        25,605
                     ------------  ------------  ------------  ------------

Net profit           $     42,422  $      9,559  $     64,295  $     58,691
                     ============  ============  ============  ============

Net profit per share
  - basic            $       0.53  $       0.12  $       0.80  $       0.73
                     ============  ============  ============  ============
  - diluted          $       0.51  $       0.12  $       0.78  $       0.71
                     ============  ============  ============  ============

Shares used in
computing net profit
per share
  - basic                  80,432        81,043        80,551        80,529
                     ============  ============  ============  ============
  - diluted                82,438        82,981        82,589        83,040
                     ============  ============  ============  ============

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                December 31,   December 31,
                                                    2013           2012
                                               -------------- --------------
ASSETS

Current assets:
  Cash and cash equivalents                    $      242,953 $      306,386
  Marketable securities, short-term                   127,040         28,485
  Accounts receivable, net                            113,250         98,992
  Inventories                                          13,968         15,122
  Other current assets                                 47,464         36,808
                                               -------------- --------------
    Total current assets                              544,675        485,793

Marketable securities, long-term                      101,978         21,252
Property and equipment, net                            75,743         79,191
Goodwill and intangible assets, net                    85,363        145,013
Deferred tax assets                                    15,766         21,609
Other long-term assets                                  8,622          3,454
                                               -------------- --------------

    Total assets                               $      832,147 $      756,312
                                               ============== ==============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $       17,718 $       19,549
  Accrued liabilities                                  80,345         74,247
  Deferred revenue                                     77,275         61,975
                                               -------------- --------------
    Total current liabilities                         175,338        155,771

Other long term liabilities                            22,839         19,224
                                               -------------- --------------

    Total liabilities                                 198,177        174,995

Total stockholders' equity                            633,970        581,317
                                               -------------- --------------

    Total liabilities and stockholders' equity $      832,147 $      756,312
                                               ============== ==============

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

Reconciliation of GAAP to Non-GAAP Operating Expenses
(in thousands)                              Three Months Ended
                               --------------------------------------------
                                December 31,   September 31,  December 31,
                                    2013           2013           2012
                               -------------- -------------- --------------

GAAP Operating expenses        $       83,553 $       83,626 $       89,407
  Impairment of goodwill (3)                -              -        (11,926)
                               -------------- -------------- --------------
Non-GAAP Operating expenses    $       83,553 $       83,626 $       77,481
                               ============== ============== ==============

Reconciliation of GAAP to Non-
 GAAP Operating Profit
(in thousands)                              Three Months Ended
                               --------------------------------------------
                                December 31,   September 31,  December 31,
                                    2013           2013           2012
                               -------------- -------------- --------------

GAAP Operating profit          $       52,923 $       41,464 $       17,071
  Impairment of goodwill (3)                -              -         11,926
                               -------------- -------------- --------------
Non-GAAP Operating profit      $       52,923 $       41,464 $       28,997
                               ============== ============== ==============

Reconciliation of GAAP to Non-
 GAAP Net Profit
(in thousands, except per
 share amounts)                             Three Months Ended
                               --------------------------------------------
                                December 31,   September 31,  December 31,
                                    2013           2013           2012
                               -------------- -------------- --------------

GAAP Net profit                $       42,422 $       34,537 $        9,559
  Impairment of goodwill (3)                -              -         11,926
  Income tax-related
   adjustments (5)                          -              -             42
                               -------------- -------------- --------------
Non-GAAP Net profit            $       42,422 $       34,537 $       21,527
                               -------------- -------------- --------------

Diluted Net profit per share:
  GAAP                         $         0.51 $         0.42 $         0.12
                               ============== ============== ==============
  Non-GAAP                     $         0.51 $         0.42 $         0.26
                               ============== ============== ==============

Shares used in computing
 diluted GAAP Net profit per
 share                                 82,438         81,848         82,981
                               ============== ============== ==============
Shares used in computing
 diluted Non-GAAP Net profit
 per share                             82,438         81,848         82,981
                               ============== ============== ==============

Reconciliation of GAAP Net
 Profit to EBITDA and Adjusted
 EBITDA
(in thousands)                              Three Months Ended
                               --------------------------------------------
                                December 31,   September 31,  December 31,
                                    2013           2013           2012
                               -------------- -------------- --------------

GAAP Net profit                $       42,422 $       34,537 $        9,559
Provision for income taxes             10,302          7,376          6,840
Depreciation and amortization           4,178          3,858          5,278
                               -------------- -------------- --------------
EBITDA (6)                     $       56,902 $       45,771 $       21,677

Adjustments or charges:
  Impairment of goodwill (3)                -              -         11,926
                               -------------- -------------- --------------
EBITDA after adjustments (6)   $       56,902 $       45,771 $       33,603
                               ============== ============== ==============

ALIGN TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP KEY FINANCIAL METRICS

  Reconciliation of GAAP to Non-GAAP Gross
                    Profit
               (in thousands)                          Year Ended
                                             ------------------------------
                                              December 31,    December 31,
                                                  2013            2012
                                             --------------  --------------

GAAP Gross profit                            $      498,106  $      416,388
  Acquisition and integration costs related
   to cost of revenues (1)                                -             261
  Severance and benefit costs related to
   cost of revenues (2)                                   -             474
                                             --------------  --------------
Non-GAAP Gross profit                        $      498,106  $      417,123
                                             ==============  ==============

Reconciliation of GAAP to Non-GAAP Gross
 Profit Scanner and CAD/CAM Services
(in thousands)                                         Year Ended
                                             ------------------------------
                                              December 31,    December 31,
                                                  2013            2012
                                             --------------  --------------

GAAP Scanner and CAD/CAM Services gross
 profit                                      $       13,271  $       10,418
  Acquisition and integration costs related
   to cost of revenues (1)                                -             261
  Severance and benefit costs related to
   cost of revenues (2)                                   -             474
                                             --------------  --------------
Non-GAAP Gross profit                        $       13,271  $       11,153
                                             ==============  ==============

Reconciliation of GAAP to Non-GAAP Operating
 Expenses
(in thousands)                                         Year Ended
                                             ------------------------------
                                              December 31,    December 31,
                                                  2013            2012
                                             --------------  --------------

GAAP Operating expenses                      $      403,894  $      330,796
  Acquisition and integration costs related
   to operating expenses (1)                              -          (1,010)
  Severance and benefit costs related to
   operating expenses (2)                                 -            (306)
  Impairment of goodwill (3)                        (40,694)        (36,591)
  Impairment of long-lived assets (4)               (26,320)              -
                                             --------------  --------------
Non-GAAP Operating expenses                  $      336,880  $      292,889
                                             ==============  ==============

Reconciliation of GAAP to Non-GAAP Operating
 Profit
(in thousands)                                         Year Ended
                                             ------------------------------
                                              December 31,    December 31,
                                                  2013            2012
                                             --------------  --------------

GAAP Operating profit                        $       94,212  $       85,592
  Acquisition and integration costs (1)                   -           1,271
  Severance and benefit costs (2)                         -             780
  Impairment of goodwill (3)                         40,694          36,591
  Impairment of long-lived assets (4)                26,320               -
                                             --------------  --------------
Non-GAAP Operating profit                    $      161,226  $      124,234
                                             ==============  ==============

Reconciliation of GAAP to Non-GAAP Net
 Profit
(in thousands, except per share amounts)               Year Ended
                                             ------------------------------
                                              December 31,    December 31,
                                                  2013            2012
                                             --------------  --------------

GAAP Net profit                              $       64,295  $       58,691
  Acquisition and integration costs (1)                   -           1,271
  Severance and benefit costs (2)                         -             780
  Impairment of goodwill (3)                         40,694          36,591
  Impairment of long-lived assets (4)                26,320               -
  Income tax-related adjustments (5)                 (3,788)         (3,900)
                                             --------------  --------------
Non-GAAP Net profit                          $      127,521  $       93,433
                                             ==============  ==============

Diluted Net profit per share:
    GAAP                                     $         0.78  $         0.71
                                             ==============  ==============
    Non-GAAP                                 $         1.54  $         1.13
                                             ==============  ==============

Shares used in computing diluted GAAP Net
 profit per share                                    82,589          83,040
                                             ==============  ==============
Shares used in computing diluted Non-GAAP
 Net profit per share                                82,589          83,040
                                             ==============  ==============

Reconciliation of GAAP Net Profit to EBITDA
 and Adjusted EBITDA
(in thousands)                                         Year Ended
                                             ------------------------------
                                              December 31,    December 31,
                                                  2013            2012
                                             --------------  --------------

GAAP Net profit                              $       64,295  $       58,691
Provision for income taxes                           28,844          25,605
Depreciation and amortization                        16,825          17,811
                                             --------------  --------------
EBITDA (6)                                          109,964         102,107

Adjustments or charges:
  Acquisition and integration related costs
   (1)                                                    -           1,271
  Severance and benefit costs (2)                         -             780
  Impairment of goodwill (3)                         40,694          36,591
  Impairment of long-lived assets (4)                26,320               -
                                             --------------  --------------
EBITDA after adjustments (6)                 $      176,978  $      140,749
                                             ==============  ==============

Notes:

(1) Acquisition costs and integration related. We have incurred acquisition-related and other expenses which include legal, banker, accounting and other advisory fees of third parties, retention bonuses, integration and professional fees. We do not engage in acquisitions in the ordinary course of business. We believe that it is important to understand these charges; however, we do not believe that these charges are indicative of future operating results. We believe that eliminating these expenses from our non-GAAP measures is useful because we generally would not have otherwise incurred such expenses in the periods presented as part of our continuing operations.

(2) Severance and benefits costs. These costs are related to the closure of our New Jersey operations and were realized through the first three quarters of 2012. This closure resulted in us incurring various restructuring and exit activities in 2011 and costs associated with severance and benefits. Such activity was a discrete event based on a unique set of business objectives or circumstances, and each has differed from the others in terms of its operational implementation, business impact and scope. We do not engage in restructuring and/or exit activities in the ordinary course of business. We believe that it is important to understand significant severance and benefits costs from restructuring and exit activities and believe that investors benefit from excluding these charges from our operating results to facilitate a more meaningful evaluation of current operating performance and comparisons to past operating performance.

(3) Impairment of goodwill. These costs represents non-cash write-downs of our goodwill generally related to negative trends in market and economic conditions, termination of relationships with distributors, or the increase in competitive environment related to our Scanner and CAD/CAM Services reporting unit. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(4) Impairment of long-lived assets. These costs represents non-cash write-downs of our long-lived assets generally related to the increase in competitive environment related to our Scanner and CAD/CAM Services reporting unit. As a result of these conditions, we have assessed that our asset group within the reporting unit was not recoverable and therefore recorded an impairment charge. We remove the impact of these charges to our operating performance to assist in assessing our ability to generate cash from operations. We believe this may be useful information to users of our financial statements; therefore, we have excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

(5) Income tax-related adjustments. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for discrete tax items and items excluded from GAAP income in calculating the non-GAAP financial measures presented above. Our estimated tax rate on non-GAAP income is determined annually and may be re-calculated during the year to take into account events or trends that we believe materially impact the estimated annual rate.

(6) EBITDA and adjusted EBITDA. We use EBITDA as a performance measure for benchmarking against our peers and competitors. We believe EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the medical technology industry. We also use adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as an internal measure of business operating performance. We believe such financial measures provide a meaningful perspective of the underlying operating performance to our current business. EBITDA and adjusted EBITDA are not recognized terms under GAAP. Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way we calculate such measures and should not be considered as alternative measures of operating or net profit.

ALIGN TECHNOLOGY
Q4 and FISCAL 2013 EARNINGS RELEASE ADDITIONAL DATA
REVENUE PERFORMANCE AND CLEAR ALIGNER METRICS
(in thousands except per share data)

                                     ---------
                              Q4      FISCAL
                             2012      2012
Invisalign Clear Aligner
 Net Revenues by
 Geography:
  North America            $ 91,686  $361,122
    North American
     Orthodontists           43,812   172,532
    North American GP
     Dentists                47,874   188,590
  International              32,513   124,796
  Non-case*                   8,660    30,663
                           --------  --------
    Total Clear Aligner
     Net Revenues          $132,859  $516,581
                           ========  ========
  *includes Invisalign
   training, ancillary
   products, and retainers
Invisalign Clear Aligner
 Net Revenues by Product:
  Invisalign Full          $ 87,265  $338,600
  Invisalign Express/Lite    13,269    51,486
  Invisalign Teen            16,455    67,127
  Invisalign Assist           7,210    28,705
  Non-case*                   8,660    30,663
                           --------  --------
    Total Clear Aligner
     Net Revenues          $132,859  $516,581
                           ========  ========

Average Invisalign Selling
 Price (ASP):
  Worldwide ASP (1)        $  1,375  $  1,340
  Worldwide ASP, adjusted
   (2)                     $  1,320  $  1,325
  International ASP        $  1,455  $  1,435
  (1) Invisalign case net
   revenues / Invisalign
   case shipments
  (2) Adjusted for one-
   time adjustments (eg.
   Q4'12 refinement
   release and Q1'13 and
   Q2'13 grandfathered
   mid-course correction
   deferrals)

Invisalign Clear Aligner
 Cases Shipped by
 Geography:
  North America              68,140   276,715
    North American
     Orthodontists           33,505   137,045
    North American GP
     Dentists                34,635   139,670
  International              22,340    86,825
                           --------  --------
    Total Cases Shipped      90,480   363,540
                           ========  ========

Invisalign Clear Aligner
 Cases Shipped by Product:
  Invisalign Full            57,920   234,975
  Invisalign Express/Lite    15,940    58,705
  Invisalign Teen            11,255    48,315
  Invisalign Assist           5,365    21,545
                           --------  --------
    Total Cases Shipped      90,480   363,540
                           ========  ========

Number of Invisalign
 Doctors Cases Shipped To:
  North American
   Orthodontists              4,615     5,665
  North American GP
   Dentists                  11,685    19,285
  International               5,715     9,285
                           --------  --------
    Total Doctors Cases
     Shipped To              22,015    34,235
                           ========  ========

Invisalign Doctor
 Utilization Rates*:
  North American
   Orthodontists                7.3      24.2
  North American GP
   Dentists                     3.0       7.2
  International                 3.9       9.4
                           --------  --------
    Total Utilization
     Rates                      4.1      10.6
                           ========  ========
  * # of cases shipped/#
   of doctors to whom
   cases were shipped
Number of Invisalign
 Doctors Trained:
  North American
   Orthodontists                 75       385
  North American GP
   Dentists                     920     3,310
  International                 780     3,145
                           --------  --------
    Total Doctors Trained
     Worldwide                1,775     6,840
                           ========  ========
    Total to Date
     Worldwide               76,495    76,495
                           ========  ========

Scanner and CAD/CAM
 Services Net Revenues:
  North America Scanner
   and CAD/CAM Services    $  9,940  $ 42,251
  International Scanner
   and CAD/CAM Services          41     1,209
                           --------  --------
    Total Scanner and
     CAD/CAM Net Revenues  $  9,981  $ 43,460
                           ========  ========

  Scanner Net Revenues     $  4,643  $ 20,059
  CAD/CAM Services Net
   Revenues                   5,338    23,401
                           --------  --------
    Total Scanner and
     CAD/CAM Services Net
     Revenues              $  9,981  $ 43,460
                           ========  ========

Total Net Revenues by
 Geography:
  Total North America Net
   Revenues                $101,626  $403,373
  Total International Net
   Revenues                  32,554   126,005
  Total Non-case Net
   Revenues                   8,660    30,663
                           --------  --------
    Total Worldwide Net
     Revenues              $142,840  $560,041
                           ========  ========
      YoY % growth             10.8%     16.7%
      QoQ % growth              4.6%
                                     ---------
Note: Historical public
 data may differ due to
 rounding. Additionally,
 rounding may effect
 totals.

                                                                   ---------
                              Q1        Q2        Q3        Q4      FISCAL
                             2013      2013      2013      2013      2013
Invisalign Clear Aligner
 Net Revenues by
 Geography:
  North America            $ 97,045  $102,217  $103,888  $105,059  $408,209
    North American
     Orthodontists           48,859    50,476    52,504    52,104   203,943
    North American GP
     Dentists                48,186    51,741    51,384    52,955   204,266
  International              31,818    40,320    38,983    50,595   161,716
  Non-case*                  12,709    10,766    10,679    10,570    44,724
                           --------  --------  --------  --------  --------
    Total Clear Aligner
     Net Revenues          $141,572  $153,303  $153,550  $166,224  $614,649
                           ========  ========  ========  ========  ========
  *includes Invisalign
   training, ancillary
   products, and retainers
Invisalign Clear Aligner
 Net Revenues by Product:
  Invisalign Full          $ 85,914  $ 95,762  $ 93,945  $106,433  $382,054
  Invisalign Express/Lite    16,083    19,158    17,702    19,475    72,418
  Invisalign Teen            18,573    19,937    23,779    22,561    84,850
  Invisalign Assist           8,293     7,680     7,445     7,185    30,603
  Non-case*                  12,709    10,766    10,679    10,570    44,724
                           --------  --------  --------  --------  --------
    Total Clear Aligner
     Net Revenues          $141,572  $153,303  $153,550  $166,224  $614,649
                           ========  ========  ========  ========  ========

Average Invisalign Selling
 Price (ASP):
  Worldwide ASP (1)        $  1,315  $  1,345  $  1,335  $  1,400  $  1,350
  Worldwide ASP, adjusted
   (2)                     $  1,340  $  1,355  $  1,335  $  1,400  $  1,360
  International ASP        $  1,355  $  1,480  $  1,455  $  1,630  $  1,490
  (1) Invisalign case net
   revenues / Invisalign
   case shipments
  (2) Adjusted for one-
   time adjustments (eg.
   Q4'12 refinement
   release and Q1'13 and
   Q2'13 grandfathered
   mid-course correction
   deferrals)

Invisalign Clear Aligner
 Cases Shipped by
 Geography:
  North America              74,730    78,865    80,130    80,120   313,845
    North American
     Orthodontists           38,000    39,545    41,610    40,420   159,575
    North American GP
     Dentists                36,730    39,320    38,520    39,700   154,270
  International              23,445    27,270    26,770    31,010   108,495
                           --------  --------  --------  --------  --------
    Total Cases Shipped      98,175   106,135   106,900   111,130   422,340
                           ========  ========  ========  ========  ========

Invisalign Clear Aligner
 Cases Shipped by Product:
  Invisalign Full            61,245    65,525    64,600    70,985   262,355
  Invisalign Express/Lite    18,940    21,285    19,230    19,525    78,980
  Invisalign Teen            12,580    13,920    17,740    15,350    59,590
  Invisalign Assist           5,410     5,405     5,330     5,270    21,415
                           --------  --------  --------  --------  --------
    Total Cases Shipped      98,175   106,135   106,900   111,130   422,340
                           ========  ========  ========  ========  ========

Number of Invisalign
 Doctors Cases Shipped To:
  North American
   Orthodontists              4,760     4,940     4,970     5,060     6,040
  North American GP
   Dentists                  12,520    13,130    13,170    13,435    21,290
  International               5,840     6,355     6,510     6,925    10,800
                           --------  --------  --------  --------  --------
    Total Doctors Cases
     Shipped To              23,120    24,425    24,650    25,420    38,130
                           ========  ========  ========  ========  ========

Invisalign Doctor
 Utilization Rates*:
  North American
   Orthodontists                8.0       8.0       8.4       8.0      26.4
  North American GP
   Dentists                     2.9       3.0       2.9       3.0       7.3
  International                 4.0       4.3       4.1       4.5      10.0
                           --------  --------  --------  --------  --------
    Total Utilization
     Rates                      4.3       4.4       4.3       4.4      11.1
                           ========  ========  ========  ========  ========
  * # of cases shipped/#
   of doctors to whom
   cases were shipped
Number of Invisalign
 Doctors Trained:
  North American
   Orthodontists                 65       115        90       105       375
  North American GP
   Dentists                     690     1,015       705     1,355     3,765
  International                 970     1,020       875     1,060     3,925
                           --------  --------  --------  --------  --------
    Total Doctors Trained
     Worldwide                1,725     2,150     1,670     2,520     8,065
                           ========  ========  ========  ========  ========
    Total to Date
     Worldwide               78,220    80,370    82,040    84,560    84,560
                           ========  ========  ========  ========  ========

Scanner and CAD/CAM
 Services Net Revenues:
  North America Scanner
   and CAD/CAM Services    $ 11,952  $ 10,454  $ 10,875  $ 11,980  $ 45,261
  International Scanner
   and CAD/CAM Services          56        71        81        88       296
                           --------  --------  --------  --------  --------
    Total Scanner and
     CAD/CAM Net Revenues  $ 12,008  $ 10,525  $ 10,956  $ 12,068  $ 45,557
                           ========  ========  ========  ========  ========

  Scanner Net Revenues     $  6,625  $  5,027  $  5,538  $  6,508  $ 23,698
  CAD/CAM Services Net
   Revenues                   5,383     5,498     5,418     5,560    21,859
                           --------  --------  --------  --------  --------
    Total Scanner and
     CAD/CAM Services Net
     Revenues              $ 12,008  $ 10,525  $ 10,956  $ 12,068  $ 45,557
                           ========  ========  ========  ========  ========

Total Net Revenues by
 Geography:
  Total North America Net
   Revenues                $108,997  $112,671  $114,763  $117,039  $453,470
  Total International Net
   Revenues                  31,874    40,391    39,064    50,683   162,012
  Total Non-case Net
   Revenues                  12,709    10,766    10,679    10,570    44,724
                           --------  --------  --------  --------  --------
    Total Worldwide Net
     Revenues              $153,580  $163,828  $164,506  $178,292  $660,206
                           ========  ========  ========  ========  ========
      YoY % growth             13.7%     12.5%     20.5%     24.8%     17.9%
      QoQ % growth              7.5%      6.7%      0.4%      8.4%
                                                                   ---------
Note: Historical public
 data may differ due to
 rounding. Additionally,
 rounding may effect
 totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward
 Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

                                                            Q1'14 Guidance
                                                         -------------------

                                                                 GAAP
                                                         -------------------

Net Revenues                                               $175.2 - $179.6

Gross Margin                                                73.9% - 74.5%

Operating Expenses                                          $94.5 - $96.9

Operating Margin                                         approximately 20.5%

Net Income per Diluted Share                                $0.32 - $0.34

Stock Based Compensation Expense:
Cost of Net Revenues                                             $0.9
Operating Expenses                                               $8.9
                                                         -------------------
Total Stock Based Compensation Expense                           $9.8

Business Metrics:                                               Q1'14
                                                         -------------------

Case Shipments                                             110.1K - 113.1K
Cash, Cash Equivalents, and Marketable Securities           $488M - $498M
Capex                                                       $6.1M - $7.6M
Depreciation & Amortization                                 $4.3M - $4.8M
Diluted Shares Outstanding                                      82.8M

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com